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SUNAMERICA SERIES TRUST

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SUNAMERICA SERIES TRUST

SA Fidelity Institutional AM® Global Equities Portfolio

(formerly, SA JPMorgan Global Equities Portfolio)

P.O. Box 15570

Amarillo, Texas 79105-5570

(800) 445-7862

September 26, 2025

Dear Contract Owner,

We are providing the enclosed information statement (the “Information Statement”) to inform you of recent changes to the SA Fidelity Institutional AM® Global Equities Portfolio (formerly, SA JPMorgan Global Equities Portfolio) (the “Portfolio”), a series of SunAmerica Series Trust (the “Trust”).

At a meeting held on April 2, 2025 (the “Meeting”), the Board of Trustees (the “Board”) of the Trust approved an investment subadvisory agreement between SunAmerica Asset Management, LLC (“SunAmerica”), the Portfolio’s investment adviser, and FIAM LLC (“FIAM” or the “Subadviser”) (the “Subadvisory Agreement”) with respect to the Portfolio. FIAM replaced J.P. Morgan Investment Management Inc. (“JPMIM”) as the subadviser to the Portfolio. The Subadvisory Agreement became effective on July 28, 2025 (the “Effective Date”).

In connection with the appointment of FIAM, the Board approved a change in the Portfolio’s name to the “SA Fidelity Institutional AM® Global Equities Portfolio,” along with changes to the Portfolio’s investment goal, principal investment strategies and techniques. In addition, the Board approved the Second Amended and Restated Master Advisory Fee Waiver Agreement between SunAmerica and the Trust, on behalf of the Portfolio. These changes also became effective on the Effective Date. These changes also became effective on the Effective Date. For more information about the Portfolio’s investment goal, principal investment strategies and techniques and principal investment risks, please refer to the Portfolio’s prospectus dated May 1, 2025.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Portfolio, the Subadvisory Agreement and FIAM.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call the Annuity Service Center at 1-800-445-7862. We thank you for your continued support and investments.

Sincerely,

/s/ John T. Genoy John T. Genoy
President
SunAmerica Series Trust

SUNAMERICA SERIES TRUST

SA Fidelity Institutional AM® Global Equities Portfolio

(formerly, SA JPMorgan Global Equities Portfolio)

P.O. Box 15570

Amarillo, Texas 79105-5570

INFORMATION STATEMENT

REGARDING A NEW SUBADVISORY AGREEMENT

FOR THE SA FIDELITY INSTITUTIONAL AM® GLOBAL EQUITIES PORTFOLIO

You have received this Information Statement (the “Information Statement”) because on July 28, 2025, you were invested in the SA Fidelity Institutional AM® Global Equities Portfolio (the “Portfolio) through a variable annuity or variable life insurance policy. You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the decision by the Board of Trustees (the “Board” or the “Trustees”) of SunAmerica Series Trust (the “Trust”) to appoint FIAM LLC (“FIAM” or the “Subadviser”) as the subadviser to the Portfolio.

At a meeting held on April 2, 2025 (the “Meeting”), the Board, including all of the Trustees who are not “interested persons” of the Trust, SunAmerica Asset Management, LLC (“SunAmerica” or the “Adviser”) or FIAM, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Trustees”), approved the appointment of FIAM as the subadviser to the Portfolio, pursuant to a subadvisory agreement between SunAmerica, the Portfolio’s investment adviser, and FIAM (the “Subadvisory Agreement”) with respect to the Portfolio. FIAM replaced J.P. Morgan Investment Management Inc. (“JPMIM”) as the subadviser to the Portfolio. In connection with the appointment of FIAM, the Board also approved a change in the Portfolio’s name to the “SA Fidelity Institutional AM® Global Equities Portfolio,” and certain corresponding changes to the Portfolio’s investment goal, principal investment strategies and techniques. In addition, the Board approved the Second Amended and Restated Master Advisory Fee Waiver Agreement (the “Fee Waiver Agreement”) between SunAmerica and the Trust with respect to the Portfolio. These changes and the Subadvisory Agreement and the Fee Waiver Agreement became effective on July 28, 2025 (the “Effective Date”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

The Trust has received an exemptive order from the U.S. Securities and Exchange Commission which allows SunAmerica, subject to certain conditions, to select new subadvisers, replace existing subadvisers, or make changes to existing subadvisory contracts without first calling a shareholder meeting and obtaining shareholder approval (the “Order”). The Order requires that within 60 days of entering into a new subadvisory agreement, the Trust must furnish a fund’s shareholders with the same information about the new subadviser and subadvisory agreement that would have been included in a proxy statement. This Information Statement is being provided to you to satisfy this requirement. This Information Statement is being posted on or about September 26, 2025.

The Trust and the Adviser

The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the “Advisory Agreement”) with SunAmerica on January 1, 1999, as amended from time to time, with the approval of the Board, including a majority of the Independent Trustees. The Advisory Agreement was last approved by the Board, including a majority of the Independent Trustees, at a meeting on September 18, 2025.

SunAmerica is a limited liability company organized under the laws of Delaware. SunAmerica is an indirect, wholly owned subsidiary of Corebridge Financial, Inc.(“Corebridge”). SunAmerica is located at 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302. As investment adviser, SunAmerica selects the subadvisers for the Trust’s portfolios, manages certain portfolios, provides various administrative services, and supervises the portfolios’ daily business affairs, subject to oversight by the Trustees. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios for which it does not manage the assets. SunAmerica selects subadvisers it believes provide the portfolios with the highest quality investment services. SunAmerica monitors the activities of the subadvisers and, from time to time, recommends the replacement of a subadviser on the basis of investment performance, style drift (divergence from the stated investment objective or policies), or other considerations.

On June 26, 2025, Corebridge and Venerable Holdings, Inc. (“Venerable”) announced that they entered into a definitive agreement, pursuant to which Venerable will acquire SunAmerica (the “Transaction”). The Transaction is expected to close in the fourth quarter of 2025, pending satisfaction of all closing conditions. As required under the 1940 Act, the closing of the Transaction will be deemed an “assignment” of the Advisory Agreement, which will result in its automatic termination. To ensure that SunAmerica may continue to provide advisory services without interruption to the portfolios of the Trust, including the Portfolio, on September 18, 2025, the Board approved a new substantially identical Investment Advisory and Management Agreement with SunAmerica with respect to the portfolios of the Trust, which will be presented to the shareholders of each portfolio for approval. If approved by shareholders, the new Investment Advisory and Management Agreement will take effect upon closing of the Transaction or such later time as shareholder approval is obtained.

The subadvisers to the Trust’s portfolios, including FIAM, act pursuant to subadvisory agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold, selecting broker-dealers and negotiating commission rates for the portfolios. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers’ fees. The Trust’s portfolios do not pay fees directly to a subadviser.

There were no changes to the Advisory Agreement or to SunAmerica’s advisory fees in connection with the approval of the Subadvisory Agreement. SunAmerica has agreed to waive advisory fees pursuant to a Second Amended and Restated Master Advisory Fee Waiver Agreement in an amount equal to three (3) basis points at each breakpoint so that shareholders are expected to share in the benefit of a subadvisory fee reduction under the new Subadvisory Agreement. Under the Fee Waiver Agreement, SunAmerica has contractually agreed to waive a portion of its advisory fee through April 30, 2027, so that the fee payable by the Portfolio to SunAmerica equals 0.87% of the Portfolio’s average daily net assets on the first $50 million, 0.77% of the Portfolio’s average daily net assets on the next $100 million, 0.67% of the Portfolio’s average daily net assets on the next $150 million and 0.62% of the Portfolio’s average daily net assets over $300 million.

Had the changes described above (the “New Arrangements”) been implemented at the beginning of the fiscal year ended January 31, 2025, the subadvisory fees paid by SunAmerica would have decreased and the gross advisory fees retained by SunAmerica with respect to the Portfolio would have increased. The following shows what the aggregate subadvisory fees paid and the advisory fees retained were for the fiscal year ended January 31, 2025, compared to what they would have been had the New Arrangements been in place for the entire fiscal year ended January 31, 2025.

	Year Ended January 31, 2025		Year Ended January 31, 2025		Difference

	Actual		New Arrangements

	Dollar Amount	% of Net Assets	Dollar Amount	% of Net Assets	Dollar Amount	% of Net Assets	% Increase (Decrease)

Gross Advisory Fees	$2,485,143	0.757%	$2,485,143	0.757%	$–	0.000%	0.000%

Aggregate Subadvisory Fees Paid	$1,249,693	0.380%	$919,754	0.280%	$(329,939)	-0.100%	-26.402%

Advisory Fees Retained (Gross)	$1,235,450	0.377%	$1,565,389	0.477%	$329,939	0.100%	26.706%

Advisory Fees Waived/Expenses Reimbursed	$–	0.000%	$(98,545)	-0.030%	$(98,545)	-0.030%	N/A

Advisory Fees Retained (Net)	$1,235,450	0.377%	$1,466,844	0.447%	$231,394	0.070%	18.730%

The subadvisory fees paid to FIAM and advisory fees retained by SunAmerica are hypothetical and designed to help you understand the potential effects of the new Subadvisory Agreement. The actual fees paid to SunAmerica, and the actual advisory fees retained by SunAmerica may be different due to fluctuating asset levels and a variety of other factors.

The subadvisers to the Trust’s portfolios, including FIAM, act pursuant to subadvisory agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold, selecting broker-dealers and negotiating commission rates for the portfolios. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers’ fees. The Trust’s portfolios do not pay fees directly to a subadviser.

In connection with the appointment of FIAM, and as set forth in the Portfolio’s prospectus dated May 1, 2025, the Portfolio’s investment goal, principal investment strategies and principal investment risks were revised to reflect FIAM’s investment process. The Portfolio’s objective is long-term growth of capital. The Portfolio’s investment goal is to seek to long-term capital appreciation. The Portfolio attempts to achieve its goal by investing primarily in equity securities of companies anywhere in the world, with a focus on the constituent countries and securities of the MSCI World Index.

The Portfolio’s 80% investment policy remains the same. For purposes of the Portfolio’s 80% policy, net assets include the amount of any borrowings for investment purposes. Additionally, effective on or about December 11, 2025, a derivative instrument that provides exposure to the types of investments that are included in the 80% policy or exposure to one or more market risk factors associated with such investments are counted towards compliance with the 80% policy. The Portfolio invests in both domestic and foreign securities.

The Portfolio’s subadviser may invest in all types of equity securities (which may be denominated in foreign currencies) including, but not limited to, common stock, preferred stock, securities convertible into common stock, REITs, REIT-like entities, stapled securities, warrants, rights, equity linked notes, and as applicable, depository receipts for these securities.

The subadviser considers a number of factors to determine whether an issuer is located in or tied economically to a particular country or region including: whether a third-party vendor has assigned a particular country or region classification to the issuer or included the issuer in an index representative of a particular country or region; the issuer’s domicile, incorporation, and location of assets; whether the issuer derives at least 50% of its revenues from, or has at least 50% of its assets in, a particular country or region; the source of government guarantees (if any); and the primary trading market or listing exchange. Whether an issuer is located in or tied economically to a particular country can be determined under any of these factors.

The Portfolio’s strategy is implemented by the subadviser in a risk-controlled manner and in doing so may invest in stocks that are deemed “value” or “growth.” The subadviser focuses on managing volatility of excess returns relative to the MSCI World Index (Net) by constraining country, region, and sector weightings and seeking to outperform the MSCI World Index) through fundamental research and individual security selection. The subadviser uses fundamental analysis of factors such as each issuer’s financial condition and industry position, as well as market and economic conditions, to select investments. The subadviser does not place any emphasis on dividends or interest income except when income may have a favorable influence on the market value of the security. When allocating investments among countries and regions, the subadviser considers the size of the market in each country and region relative to the size of the world market as a whole.

The subadviser may engage in frequent and active trading of portfolio securities. In the normal course of managing the Portfolio a portion of the assets may be invested by the subadviser in domestic and foreign government obligations and money market securities (including reverse repurchase transactions). The Portfolio may temporarily hold funds in foreign currencies and the subadviser considers potential changes in exchange rates when investing.

The Subadvisory Agreement

Effective July 28, 2025, and pursuant to the Subadvisory Agreement, FIAM assumed responsibility for the day-to-day management of the Portfolio. Under the terms of the Subadvisory Agreement, and subject to the oversight and review of the Adviser, the FIAM manages the investment and reinvestment of the assets of the Portfolio. FIAM determines, in its discretion and subject to the oversight and review of the Adviser, the securities and other investments to be purchased or sold, provides the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and renders regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. FIAM, as agent and attorney-in-fact of the Trust, may, when it deems appropriate and without prior consultation with the Adviser, (a) buy, sell, exchange, convert and otherwise trade in any stocks, bonds and other securities including money market instruments, whether the issuer is organized in the United States or outside the United States, (b) place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as the Subadviser may select, and (c) purchase, sell, exchange or convert foreign currency in the spot or forward markets as necessary to facilitate transactions in international securities for the Portfolio. FIAM shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, which may be applicable to FIAM’s activities on behalf of the Trust and which have been provided to FIAM, and in compliance with the objectives, policies, restrictions and limitations for the Portfolio as set forth in the Trust’s current prospectus and statement of additional information and applicable laws and regulations.

The Subadvisory Agreement shall continue in full force and effect with respect to the Portfolio until two (2) years from the date such Agreement becomes effective with respect to such Portfolio, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the respective Trust who are not parties to the Subadvisory Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the respective Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of such Trust.

With respect to the Portfolio, the Subadvisory Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, voting separately from any other series of such Trust, or by the Adviser, on not less than thirty (30) nor more than sixty (60) days’ written notice to the subadviser. With respect to a Portfolio, the Subadvisory Agreement may be terminated by the subadviser at any time, without the payment of any penalty, on ninety (90) days’ written notice to the Adviser and the Trust.

The termination of the Subadvisory Agreement with respect to the Portfolio or the addition of a Portfolio shall not affect the continued effectiveness of the Subadvisory Agreement with respect to each other Portfolio subject thereto. In addition, the Subadvisory Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act) and in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated. The Subadvisory Agreement is attached hereto as Exhibit A.

The terms of the Subadvisory Agreement are similar to those of the Subadvisory Agreement between SunAmerica and JPMIM with respect to the Portfolio (the “JPMIM Subadvisory Agreement”), but differ in certain material respects, including: (i) to the extent it votes proxies, JPMIM does so in accordance with its proxy voting policies, where FIAM would do so pursuant to mutually agreed proxy voting policies; (ii) the JPMIM Subadvisory Agreement includes a provision allowing the Adviser to direct brokerage with respect to a specific percentage of trades; (iii) the JPMIM Subadvisory Agreement includes a representation regarding JPM’s status as a commodity trading advisor; (iv) the JPMIM Subadvisory Agreement includes a specific provision regarding trade settlement following termination; (v) the JPMIM Subadvisory Agreement includes a Customer Identification Program clause; (vi) the JPMIM Subadvisory Agreement includes a Force Majeure clause; and (vii) the JPMIM Subadvisory Agreement includes a specific right to delegate accounting, administrative, reporting and ancillary services to third parties. The Subadvisory Agreement is attached as Exhibit A.

Since SunAmerica, and not the Portfolio, is responsible for payment of subadvisory fees, the fees and expenses paid by the Portfolio’s shareholders does not increase as a result of the approval of the Subadvisory Agreement. For its services under the Subadvisory Agreement, FIAM receives a fee, payable monthly by SunAmerica, in an amount which is calculated as an annual percentage of the portion of the Portfolio’s average daily net assets managed by FIAM.

Information about FIAM

FIAM has its principal offices at 900 Salem Street, Smithfield, RI 02917. FIAM managed approximately $324.39 billion in assets as of June 30, 2025. FIAM is an indirectly held subsidiary of FMR LLC. FMR LLC was founded in 1946 and has been privately held for more than 75 years. The firm offers traditional long-only, equity, fixed income, alternative, and asset allocation solutions. FMR LLC employs 430 fundamental research professionals across the U.S., U.K, Japan and Hong Kong, of which 205 are dedicated to equities.

FIAM offers a global equity strategy that has a long history with inception going back to 1997. The strategy seeks to create a risk-controlled portfolio that comprises analysts’ best stock ideas with minimal non-stock-specific risk. By combining active, bottom-up stock selection with quantitative risk controls, the resulting Portfolio seeks to deliver consistent excess return with low tracking error. The Portfolio aims to outperform the MSCI World Index (net) over time, primarily through positive stock selection, while minimizing non-stock-specific risk.

The portfolio managers who primarily responsible for daily management of the Portfolio are Cesar Hernandez, CFA, John Chow, CFA, and Abhijeet Singh, CFA. Mr. Hernandez is a portfolio manager in the Equity division at Fidelity Investments. In this role, Mr. Hernandez developed the Select International discipline at Fidelity and has been responsible for managing Select International and Select Global portfolios on behalf of institutional investors since the discipline’s inception in 1989. Mr. Hernandez earned a BS from the Universidad Simon Bolivar and an MBA from Babson College. Mr. Chow is a portfolio manager in the Equity division at Fidelity Investments. He has been a member of the Select Portfolio Management team since 2011. Mr. Chow earned a BS in computer engineering from the Massachusetts Institute of Technology. Mr. Singh is an institutional portfolio manager at Fidelity Institutional. In this role, Mr. Singh is a member of the Select International/Global Portfolio Management team, and he represents Fidelity’s emerging-market equity platform. Mr. Singh earned a Bachelor of Technology degree from the Indian Institute of Technology and an MBA from Carnegie Mellon University.

The following chart lists FIAM’s principal executive officers and directors and their principal occupations. The business address of each officer and director as it relates to that person’s position with FIAM is 900 Salem Street, Smithfield, RI 02917.

Name	Principal Occupation
Condron, Casey M.	Director, Head of FIAM Institutional Client Group
Hogan, Risteard	Director, President
McGee, Martin	Director, Chief Financial Officer
Pariseault, Christian G.	Director
Perry, Kimberly L.	Director
Codjoe, Horace	Vice President
Vercillo, Thomas	Treasurer
Benedetti, Joseph	Secretary
John Bertone	Assistant Secretary
Brian C. McLain	Assistant Secretary
Stephanie J. Brown	Chief Compliance Officer

No Trustee of the Trust has, or has had, any material interest in, or a material interest in a material transaction with FIAM or its affiliates since the beginning of the Portfolio’s most recent fiscal year. No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of FIAM.

FIAM provides investment advisory or sub-advisory services, as applicable, to the mutual funds and/or institutional accounts listed below, which have investment strategies or objectives similar to those of the Portfolio. While the investment strategies or objectives of the mutual funds and/or accounts listed below may be similar to those of the Portfolio, the nature of services provided by FIAM may be different. As a subadviser, FIAM may perform a more limited set of services and assume fewer responsibilities for the Portfolio than it does for certain funds and/or accounts listed below. The name of each such fund or account, together with information concerning the fund’s assets, are set forth below.

Comparable Accounts/Funds	Assets as of July 31, 2025	Fee Rate (% of average daily net assets)
FIAM Select Global Equity Commingled Pool (U.S. CIT, 1 client)	$64.9 Million	30bp on the first $25M, 23bp on the next $25M, 20bp on the next $150M, 17bp on assets over $200M

Fidelity Select Global Equity Institutional Trust (CAD Collective Trust)	$78.5 Million	70bp on the first $40M, 50bp on the next $35M, 35bp on assets over $75M

Institutional Separate Account (1 client)	$4,435 Million	26bp on the first $500M, 22bp on the next $500M, 18bp on the next $500M, 16bp on assets over $1.5B

Factors Considered by the Board of Trustees

At the Meeting, the Board, including the Independent Trustees, approved the Subadvisory Agreement between SunAmerica and FIAM with respect to the Portfolio. In connection with the approval of the Subadvisory Agreement, the Board received materials related to certain factors used in its consideration of whether to approve the Subadvisory Agreement. Those factors included:

(1)	the requirements of the Portfolio in the areas of investment supervisory and administrative services;
(2)	the nature, extent and quality of the investment advisory and administrative services expected to be provided by the Subadviser;
(3)	the size and structure of the subadvisory fees and any other material payments to be paid to the Subadviser;
(4)	the organizational capability and financial condition of the Subadviser and its affiliates; and
(5)	the fees to be paid by SunAmerica to FIAM for managing the Portfolio.

In addition, the Board considered (a) the conditions and trends prevailing in the economy, the securities markets and the investment company industry; (b) the profitability of and amounts retained by SunAmerica; and (c) information regarding the Subadviser’s compliance and regulatory history. The Board also took into account extensive information from FIAM regarding its services provided to the Trust, which materials the Board reviewed at its October 9, 2024 meeting in connection with its consideration of the renewal of the subadvisory agreements with respect to the various series of the Trust.

The Independent Trustees were separately represented by counsel that is independent of SunAmerica and FIAM in connection with their consideration of approval of the Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in executive session during which such independent counsel provided guidance to the Independent Trustees.

The Board received information regarding the Portfolio’s current and proposed subadvisory fees compared to subadvisory fee rates of a group of funds with similar investment strategies and/or objectives, as applicable (the “Subadvised Expense Group/Universe”), as selected and prepared by an independent third-party provider of investment company data. The Board also received performance data and expense information prepared by management. In addition, the Board considered expenses and performance of the Subadviser with respect to accounts and mutual funds that have comparable investment objectives and strategies to the Portfolio.

Nature, Extent and Quality of Services Provided by the Subadviser.

The Board noted that management was proposing to replace JPMIM as subadviser to the Portfolio because JPMIM would cease to manage the strategy internally in mid-2025. The Board, including the Independent Trustees, considered the nature, quality and extent of services expected to be provided by FIAM. In making its evaluation, the Board considered that SunAmerica acts as adviser for the Portfolio, manages the daily business affairs of the Trust, and obtains and evaluates economic, statistical and financial information to formulate and implement investment policies and provides oversight with respect to the daily management of the Portfolio’s assets, subject to the Trustees’ oversight and control. It was also noted that SunAmerica’s advisory fees compensate SunAmerica for services such as monitoring portfolio performance, selecting and replacing subadvisers, determining asset allocations among each series of the Trust and ensuring that a subadviser’s style adheres to the prospectus and statement of additional information as well as other administrative, compliance and legal services or requirements.

With respect to the Subadviser, the Board noted that FIAM would be responsible for providing investment management services on a day-to-day basis. In such role, FIAM would (i) manage the investment and reinvestment of the Portfolio’s assets; (ii) determine the securities to be purchased or sold and execute such documents on behalf of the Portfolio as may be necessary in connection with its management thereof; (iii) provide SunAmerica with records concerning its activities; and (iv) render regular reports to SunAmerica and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Board reviewed FIAM’s history, structure and size, and investment experience. The Board considered the personnel of FIAM who would be involved in the investment management, administration, compliance and risk management activities with respect to the Portfolio, as well as current and projected staffing levels. The Board was informed that in management’s judgment, FIAM has the size, viability and resources to attract and retain highly qualified investment professionals. The Board reviewed the qualifications, background and responsibilities of the staff of FIAM who would be responsible for providing investment management services to the Portfolio.

The Board also reviewed and considered FIAM’s compliance and regulatory history, including information about whether it has been involved in any litigation, regulatory actions or investigations that could impair its ability to serve as subadviser to the Portfolio. The Board considered FIAM’s risk assessment and risk management processes. The Board concluded that there was no information provided that would have a material adverse effect on FIAM’s ability to provide services to the Trust.

The Board concluded that it was satisfied with the nature, quality and extent of the services expected to be provided by the Subadviser and that there was a reasonable basis on which to conclude that the Subadviser would provide high quality services to the Trust.

Portfolio Fees and Expenses; Investment Performance.

The Board, including the Independent Trustees, received and reviewed information regarding the Portfolio’s subadvisory fees (actual and contractual) compared against the fees of its Subadvised Expense Group/Universe. It was noted that with respect to subadvisory fees, SunAmerica negotiates such fees at arm’s length. The Board also considered that the subadvisory fees will be paid by SunAmerica out of its advisory fee and not by the Portfolio, and that subadvisory fees may vary widely within a Subadvised Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. The Board also noted that the subadvisory fee rates to be paid by SunAmerica to FIAM under the Subadvisory Agreement are lower than those currently paid to JPMIM for its subadvisory services to the Portfolio. The Board further considered that management had agreed to a contractual advisory fee waiver with respect to the Portfolio that would reduce the fees paid by the Portfolio to SunAmerica by three basis points at each breakpoint. The Board also considered the amount of subadvisory fees paid by SunAmerica and the amount of the management fees to be retained. The Board determined that these amounts were reasonable in light of the services performed by SunAmerica and FIAM, respectively.

To assist in analyzing the reasonableness of the subadvisory fee, the Board received a report prepared independently by Broadridge Financial Solutions, Inc. (“Broadridge”), as well as information provided by management. The Board also considered advisory and subadvisory fees received by FIAM and performance data with respect to other mutual funds and accounts with similar investment strategies to the Portfolio.

The Subadvised Expense Group consists of the Portfolio and two other intermediate U.S. government funds underlying variable insurance products (“VIPs”), as classified by Broadridge. The Subadvised Expense Universe consists of the Portfolio and all other intermediate U.S. government funds underlying VIPs with disclosed subadviser agreements, excluding outliers.

The performance information included information as of December 31, 2024, from management and FIAM. On a quarterly basis, the Board monitors and reviews various materials presented and prepared by management, including but not limited to the Portfolio’s overall performance, performance relative to the Portfolio’s benchmark and Morningstar and Broadridge peer groups, and a subadviser’s performance within a portfolio. The Board also considered that management makes particular note of any portfolio that may require closer monitoring or potential corrective action by the Board.

The Board considered the performance of the FIAM Global Select Composite (the “FIAM Strategy”) relative to the MSCI World Index. The Board noted that the FIAM Strategy had outperformed the benchmark for the one-, three- and five-year periods ended December 31, 2024, and for four of the previous five calendar years. In considering this comparative performance information, however, the Board also reviewed relevant distinctions and differences between the FIAM Strategy and the Portfolio and acknowledged that past performance is not necessarily indicative of future results, and that actual results of the Portfolio may differ.

The Trustees noted that the expense and performance information as a whole was useful in assessing whether FIAM is proposing to provide services at a cost that is competitive with other similar funds.

Profitability, Economies of Scale and Other Benefits Derived.

The Board noted that the subadvisory fees paid pursuant to the Subadvisory Agreement are paid by SunAmerica out of its advisory fees. The Board considered that the Subadvisory Agreement contains breakpoints in the fee schedule; however, since SunAmerica, and not the Trust, is responsible for the payment of the fees pursuant to the Subadvisory Agreement, the Portfolio does not directly benefit from any reduction in those fee rates. The Trustees also relied on the ability of SunAmerica to negotiate the Subadvisory Agreement and the fees thereunder at arm’s length. The Board determined that the profitability to the Subadviser in connection with its relationship with the Portfolio is therefore not a material factor in its consideration of the Subadvisory Agreement.

The Board considered other potential indirect benefits to the Subadviser as a result of its relationship with the Portfolio, which could include research benefits obtained by trading the Portfolio’s assets, economies of scale, reputational benefits, and the potential for future mandates. For similar reasons as stated above with respect to the Subadviser’s profitability, the Board concluded that the potential for economies of scale and other indirect benefits to the Subadviser in its management of the Portfolio are not a material factor in its consideration at this time.

Terms of Subadvisory Agreement.

The Board, including the Independent Trustees, reviewed the terms and conditions of the Subadvisory Agreement, including the duties and responsibilities undertaken by SunAmerica and FIAM as discussed above. The Board also reviewed the differences in the terms of the Subadvisory Agreement as compared to the terms of the JPMIM Subadvisory Agreement.

Conclusions.

In reaching its decision to recommend the approval of the Subadvisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered and each Trustee may have attributed different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that the Subadviser possesses the capability and resources to perform the duties required of it under the Subadvisory Agreement.

Further, based upon its review of the Subadvisory Agreement, the materials provided, and the considerations described above, the Board, including the Independent Trustees, concluded that: (1) the terms of the Subadvisory Agreement are reasonable, fair and in the best interest of the Portfolio and its shareholders, and (2) the subadvisory fee rates are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.

Ownership of Shares

As of September 5, 2025, there were approximately 14,185,039.80 shares outstanding of the Portfolio. As of that date, all shares of the Portfolios were owned directly by the separate accounts of American General Life Insurance Company (“AGL”), The United States Life Insurance Company of the City of New York (“USL”), and/or The Variable Annuity Life Insurance Company (“VALIC”), or affiliated mutual funds.

The following shareholders directly owned 5% or more of the outstanding shares of a Portfolio as of that date:

Class	Owner	Shares	Percentage
Class 1	AGL	1,716,995.95	14.95%

	SA VCP Dynamic Allocation Portfolio	6,500,825.01	56.60%

	SA VCP Dynamic Strategy Portfolio	3,226,559.05	28.09%

	USL	41,051.97	0.36%

Class 2	AGL	118,320.29	100.00%

Class 3	AGL	2,371,669.33	91.88%

	USL	196,260.13	7.60%

	VALIC	13,358.06	0.52%

AGL is a stock life insurance company organized under the laws of the state of Texas and its address is 2727-A Allen Parkway, Houston, Texas 77019. USL is a stock life insurance company organized under the laws of the state of New York and its address is One World Financial Center, 200 Liberty Street, New York, New York 10281.

Shareholders that own of record or beneficially more than 25% of the Portfolio’s outstanding shares may be considered a controlling person. As of September 5, 2025, to the knowledge of the Trust, no other person beneficially or of record owned 25% or more of any class of the Portfolio’s outstanding shares.

The Trustees and officers of the Trust as a group owned an aggregate of less than 1% of the shares of the Portfolios as of September 5, 2025.

Brokerage Commissions

For the fiscal year ended January 31, 2025, the Portfolio did not pay any commissions to affiliated broker-dealers.

Other Service Providers

For the fiscal year ended January 31, 2025, the Portfolio paid an aggregate amount of $147,237 in account maintenance and service fees to AGL, USL and VALIC, each of which are affiliates of SunAmerica. In addition, the Portfolio paid $2,075 to VALIC Retirement Services Company (“VRSCO”) for transfer agency services during the period. VRSCO is also an affiliate of SunAmerica and is located at 2929 Allen Parkway, Houston, Texas 77019. Corebridge Capital Services, Inc. (“CCS”) distributes the Portfolio’s shares and incurs the expenses of distributing the Portfolio’s shares under a Distribution Agreement. CCS is located at 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302. SunAmerica, AGL, USL, VALIC, VRSCO and CCS are each indirect, wholly owned subsidiaries of Corebridge.

Shareholder Reports

Copies of the most recent annual and semi-annual reports of the Portfolio are available without charge and may be obtained by writing to the Trust at P.O. Box 15570, Amarillo, Texas 79105-5570, Attn: Annuity Service Center or by calling (800) 445-7862.

Shareholder Proposals

The Trust is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Kathleen D. Fuentes, Esq., Secretary of SunAmerica Series Trust, 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302.

By Order of the Board of Trustees,

/s/ John T. Genoy
John T. Genoy President SunAmerica Series Trust

Dated: September 26, 2025

EXHIBIT A

FIRST AMENDED AND RESTATED

SUBADVISORY AGREEMENT

This FIRST AMENDED AND RESTATED SUBADVISORY AGREEMENT (“Agreement”) is dated as of July 28, 2025, by and between SUNAMERICA ASSET MANAGEMENT, LLC, a Delaware limited liability company (the “Adviser”), and FIAM LLC, a Delaware limited liability company (the “Subadviser”).

WITNESSETH:

WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 13, 2025, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company and may issue unlimited shares of beneficial interest in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, at an in-person meeting held on April 2, 2025, the Board of Trustees of the Trust approved a new subadvisory agreement between the Adviser and Subadviser with respect to the SA Fidelity Institutional AM® Global Equities Portfolio (f/k/a SA JPMorgan Global Equities Portfolio); and

WHEREAS, the Adviser and the Subadviser are parties to a Subadvisory Agreement dated January 13, 2025, pursuant to which Subadviser furnishes investment advisory services to each of the investment portfolios listed on Schedule A (each, a “Portfolio,” and collectively, the “Portfolio(s)”); and the Adviser and the Subadviser wish to amend and restate this Agreement for the foregoing reasons effective as of the date first written above.

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1. Duties of the Subadviser. The Adviser hereby engages the services of the Subadviser in furtherance of the Advisory Agreement with the Trust. Pursuant to this Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio. The Subadviser will determine, in its discretion and subject to the oversight and review of the Adviser, the securities and other investments to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser, as agent and attorney-in-fact of the Trust, may, when it deems appropriate and without prior consultation with the Adviser, (a) buy, sell, exchange, convert and otherwise trade in any stocks, bonds and other securities including money market instruments, whether the issuer is organized in the United States or outside the United States, (b) place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as the Subadviser may select, and (c) purchase, sell, exchange or convert foreign currency in the spot or forward markets as necessary to facilitate transactions in international securities for the Portfolio(s). In addition, the custodian shall provide the Subadviser with daily reports regarding the cash levels in the Portfolio. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, which may be applicable to the Subadviser’s activities on behalf of the trust and which have been provided to the Subadviser, and in compliance with (a) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust’s current prospectus and statement of additional information (together, the “Registration Statement”); and (b) applicable laws and regulations.

The Subadviser represents and warrants to the Adviser that each Portfolio will at all times be operated and managed (a) in compliance with all applicable federal and state laws, including securities, commodities and banking laws, governing its operations and investments; (b) so as not to jeopardize either the treatment of the variable annuity contracts which offer the Portfolio(s) (the “Contracts”) as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), or the eligibility of the Contracts to qualify for sale to the public in any state where they may otherwise be sold; and (c) to minimize any taxes and/or penalties payable by the Trust or the Portfolio(s). Without limiting the foregoing, the Subadviser represents and warrants that it will manage each Portfolio in compliance with (a) the applicable provisions of Subchapter M, chapter 1 of the Code (“Subchapter M”) for each Portfolio to be treated as a “regulated investment company” under Subchapter M; (b) the diversification requirements specified in the Internal Revenue Service’s regulations under Section 817(h) of the Code; (c) the provisions of the Act and rules adopted thereunder; (d) applicable state insurance laws, provided by the Adviser to the Subadviser; (e) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust’s current Registration Statement as most recently provided by the Adviser to the Subadviser; and (f) the policies and procedures as adopted by the Trustees of the Trust. The Subadviser shall furnish information to the Adviser, as requested, for purposes of compliance with the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code.

The Adviser is responsible for ensuring that the Registration Statement and any amendments or supplements to such information conforms in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission (“SEC”) thereunder, as amended (the “1933 Act”) and the Act and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Subadviser acknowledges that the Adviser is relying on the accuracy and completeness of information furnished by the Subadviser for use by the Adviser in such Registration Statement and any amendments or supplements thereto. The Subadviser represents and warrants that any information furnished by the Subadviser expressly for use in the Registration Statement and any amendments or supplements to such information provided by the Subadviser will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

The Subadviser agrees: (a) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (b) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.

The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

The Subadviser also represents and warrants that in furnishing services hereunder, the Subadviser will not consult with any other subadviser of the Portfolio(s) or other series of the Trust, to the extent any other subadvisers are engaged by the Adviser, or any other subadvisers to other investment companies that are under common control with the Trust, concerning transactions of the Portfolio(s) in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.

2. Portfolio Transactions. (a) The Subadviser is responsible for decisions to buy or sell securities and other investments for the assets of each Portfolio, broker-dealers and futures commission merchants’ selection, and negotiation of brokerage commission and futures commission merchants’ rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser’s best judgment and as described in the Subadviser’s Form ADV, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm’s risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. Subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request. To the extent consistent with applicable law and as described in the Subadviser’s Form ADV, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates’ fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

With respect to any investments, including but not limited to repurchase and reverse repurchase agreements, derivatives contracts, futures contracts, International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreements and similar types of master agreements, and options on futures contracts, which are permitted to be made by the Subadviser in accordance with this Agreement and the investment objectives and strategies of the Portfolio(s), as outlined in the Registration Statement for the Portfolio(s), the Adviser hereby authorizes and directs the Subadviser to do and perform every act and thing whatsoever necessary or incidental in performing its duties and obligations under this Agreement, including, but not limited to, executing as agent, on behalf of the Portfolio(s), master and related agreements and other documents to establish, operate and conduct all brokerage, collateral or other trading accounts, and executing as agent, on behalf of the Portfolio(s), such agreements and other documentation as may be required for the purchase or sale, assignment, transfer and ownership of any permitted investment, including repurchase and derivative master agreements, including any schedules and annexes to such agreements, releases, consents, elections and confirmations. The Subadviser also is hereby authorized to instruct a Portfolio’s custodian with respect to any collateral management activities in connection with any derivatives transactions and to enter into standard industry protocol arrangements (including those published by ISDA). The Subadviser is also authorized to provide evidence of its authority to enter into such master and related agreements, including by delivering a copy of this provision. The Adviser acknowledges and understands that it will be bound by any such trading accounts established, and agreements and other documentation executed, by the Subadviser for such investment purposes and agrees to provide the Subadviser with tax information, governing documents, legal opinions and other information concerning the Portfolio(s) as may be reasonably necessary to complete such agreements and other documentation. The Subadviser is required to provide the Adviser with copies of the applicable agreements and documentation promptly upon reasonable request and to notify the Adviser of any written claims by counterparties or financial intermediaries that a Portfolio has triggered an early termination or default provision or otherwise is out of compliance with the terms of the applicable agreement that with the passage of time and left unpremeditated could trigger an early termination event of default, or that the counterparty is excused from performing under the agreement. The Subadviser is hereby authorized, to the extent required by regulatory agencies or market practice, to reveal the Trust and the Portfolio’s identity and address to any financial intermediary through which or with which financial instruments are traded or cleared.

The authority shall include, without limitation the authority on behalf of and in the name of the Portfolio(s) to execute: (i) documentation relating to private placements, loans and bank debt (including Loan Syndications and Trading Association and Loan Market Association documentation); (ii) waivers, consents, amendments or other modifications relating to investments; and (iii) purchase agreements, sales agreements, commitment letters, pricing letters, registration rights agreements, indemnities and contributions, escrow agreements and other investment related agreements.

The Subadviser is authorized to terminate all such master and related agreements and other documentation with respect to a Portfolio when it determines it is in the best interest of the Portfolio to do so, and it is authorized to exercise all default and other rights of the Portfolio against the other party(ies) to such agreements in accordance with its fiduciary duties and the best interest of the Portfolio. Upon termination of this Agreement, the Subadviser agrees to remove the Portfolio(s) as parties to such agreements and to consult with the Adviser regarding close-out, novation or continuation of positions under the agreements and retention of accounts or transfer of such accounts, which the Adviser shall determine in its sole discretion. If instructed by the Adviser to do so, and provided any necessary approvals are granted by account trading counterparties, the Subadviser shall close out open positions and transfer financial instruments in accordance with the Adviser’s instructions.

3. Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

4. Custody. The Trust has appointed a “qualified custodian” as that term is defined in Rule 206(4)-2 under the Advisers Act unaffiliated with the Adviser, to take and have possession of funds and securities of the Portfolio. The Subadviser will not, and nothing herein will be construed to permit the Subadviser to, have “custody” of the Portfolio, as such term is defined in Rule 206(4)-2. The Subadviser will not be liable for any act or omission of any custodian.

5. Reports. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

6. Status of the Subadviser. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

7. Proxy Voting. The Board of Trustees of the Trust has initially determined to delegate the authority and responsibility to exercise voting rights for a Portfolio’s securities to the Adviser. Subject to the prior approval by the Board of Trustees of the Trust and upon thirty (30) days’ written notice to the Subadviser (or such lesser or longer notice as is acceptable to the Subadviser), the Adviser reserves the right to delegate to the Subadviser responsibility for exercising voting rights for all or a specified portion of the securities held by a Portfolio. To the extent so delegated, the Subadviser will exercise voting rights with respect to securities held by a Portfolio in accordance with written proxy voting policies and procedures mutually agreed upon by the parties. To the extent the Adviser retains the responsibility for voting proxies, the Subadviser agrees to provide input on certain non-routine proxy voting matters or proposals as may be reasonably requested by the Adviser. In addition, the Adviser will instruct the custodian and other parties providing services to the Trust promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to the securities held by each Portfolio (other than materials relating to legal proceedings).

8. Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act (1) all records relating to the investments of the Portfolio(s) that are required to be maintained by the Subadviser pursuant to the requirements of Rule 31a-1 of the Act; and (2) any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust. Such records are the property of the Trust and shall be returned to the Trust upon termination of this Agreement.

The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the SEC, the Trust’s auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

9. Reference to the Subadviser. It is understood that the Subadviser’s name and registered and unregistered trademarks, service marks and logos (e.g., FIAM and Fidelity Institutional AM and the Fidelity Investments logo) are the valuable property of the Subadviser and its affiliates and that the Portfolio(s) have the right to use such name (or logo) in offering materials of the Trust sales materials with respect to the Trust with the approval of the Subadviser during the term of this Agreement solely for the purposes of disclosing and promoting the relationship between the parties described herein. In accordance with the exercise of the license rights granted in the preceding sentence, the Adviser and Subadviser agree that the terms of the Service Mark License Agreement among the parties entered into on or about the date hereof, as may be amended from time to time by the parties, shall govern. Upon termination of this Agreement, the Portfolio(s) and the Trust shall forthwith cease to use such name (or derivative or logo).

10. Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Subadviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) or to the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from Subadviser’s rendering of services under this Agreement.

(b) The Subadviser agrees to indemnify and hold harmless the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) and/or the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser and/or the Trust and their affiliates or such directors/trustees, officers or controlling person may become subject under the Act, the 1933 Act, under other statutes, common law or otherwise, which arise from the Subadviser’s disabling conduct, including but not limited to any material failure by the Subadviser to comply with the provisions and representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligations and duties under this Agreement.

11. Permissible Interests. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors/trustees, partners, officers, or shareholders, or otherwise; directors/trustees, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

12. Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.

With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser and the Trust; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Trust in accordance with the Act, or after six months’ written notice, whichever is earlier. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

13. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

14. Amendments; Assignment. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act. No assignment, as that term is defined in the Advisers Act, of this Agreement will be made by the Adviser without the written consent of the Trust.

15. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of laws rules, and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

16. Personal Liability. The Declaration of the Trust establishing the Trust (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the “Trust Property,” as defined in the Declaration, only shall be liable.

17. Separate Series. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.

18. Confidentiality. (a) Each party will receive and hold any records or other information obtained pursuant to this Agreement (“confidential information”) in confidence, and acknowledges, represents, and warrants that it will use its reasonable best efforts to protect the confidentiality of this confidential information. Each party agrees that, without the prior written consent of the other party, it will not use, copy, or divulge to third parties (other than such party’s respective Representatives (as defined below)) or otherwise use, except in accordance with the terms of this Agreement, any confidential information obtained from or through the other party in connection with this Agreement other than as reasonably necessary in the course of a Portfolio’s business, including, but not limited to, as may be requested by broker-dealers or third party firms conducting due diligence on the Portfolio; provided that such recipients must agree to protect the confidentiality of such confidential information and use such information only for the purposes of providing services to the Portfolio; provided, further, however, this covenant shall not apply to information which: (i) has been made publicly available by the other party or is otherwise in the public domain through no fault of the disclosing party; (ii) is within the legitimate possession of the disclosing party prior to its disclosure by such party and without any obligation of confidence; (iii) is lawfully received by the disclosing party from a third party when, to the best of such party’s knowledge and belief, such third party was not restricted from disclosing the information to such party; (iv) is independently developed by the disclosing party through persons who have not had access to, or knowledge of, the confidential information; or (v) is approved in writing for disclosure by the other party prior to its disclosure.

(b) Any confidential information provided by a party shall remain the sole property of such party, and shall be promptly returned to such party (or destroyed) following any written request by such party to do so. Notwithstanding the foregoing, either party (and others to whom permitted disclosure has been made) (i) may retain a copy of the confidential information as is required for regulatory purposes or to comply with internal policy or laws relating to document retention, and (ii) shall not be required to return, delete, or destroy any confidential information as resides on its electronic systems, including email and back-up systems, it being understood that any such surviving confidential information shall remain subject to the limitations of this Section 18 for a period of six (6) years after the termination of this Agreement.

(c) To the extent that any confidential information may include materials subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, each party agrees that they have a commonality of interest with respect to such matters and it is their mutual desire, intention and understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All confidential information furnished by either party to the other or such other party’s Representatives hereunder that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under such privileges, this Agreement, and under the joint defense doctrine.

(d) Notwithstanding any other provision of this Agreement, each party and its respective Representatives shall be permitted to retain and disclose confidential information to the extent such retention and disclosure is: (i) required by any law, rule or regulation; (ii) required or requested by, or necessary under the rules of, any court, any governmental agency or other regulatory authority (including, without limitation, any stock exchange or self-regulatory organization); or (iii) necessary in connection with any action, investigation or proceeding (including, without limitation, as part of any interrogatory, court order, subpoena, summons, administrative proceeding, civil investigatory demand, in each case whether oral or written, or any other legal or regulatory process); provided, however, to the extent permitted by law, regulation or regulatory requirement, such party shall promptly notify the other party of the pending disclosure in writing and cooperate in all reasonable respects (and at such other party’s expense) with such other party in that party’s efforts in seeking to obtain a protective order either precluding such disclosure or requiring that the confidential information so disclosed be maintained as confidential or used only for the purposes related to the action, investigation or proceeding).

(e) For purposes of this Agreement, “Representatives” with respect to a party means such party’s representatives, directors, officers, investment and advisory committee members, employees, fund participants, rating agencies, professional advisers (including lawyers, accountants and investment bankers), affiliates or agents of such party who have a need to know confidential information. A party shall be responsible for enforcing compliance with this Agreement by its Representatives, if and to the extent such party has disclosed confidential information to any of them, and shall be liable for any breach of this Section 18 by its Representatives. The terms of this Section 18 are in addition to the terms of any other agreements between the parties or their affiliates.

(f) The parties agree that, notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolio(s) and may include such total return in the calculation of composite performance information.

19. Notices. All notices required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate party at the address specified below, or such other address as may be specified by such party in writing in accordance with this Section, and shall be deemed to have been properly given when delivered or mailed by electronic mail, by U.S. certified or registered mail, return receipt requested, postage prepaid, or by reputable courier service.

The Adviser consents to the delivery of a Portfolio’s account statements, reports and other communications related to the services provided under this Agreement (collectively, “Account Communications”) via electronic mail and/or other electronic means acceptable to the Adviser, in lieu of sending such Account Communications as hard copies via facsimile, mail or other means. The Adviser confirms that it has provided the Subadviser with at least one valid electronic mail address where Account Communications can be sent. The Adviser acknowledges that the Subadviser reserves the right to distribute certain Account Communications via facsimile, mail or other means to the extent required by applicable law or otherwise deemed advisable. The Adviser may withdraw consent to electronic delivery at any time by giving the Subadviser notice pursuant this Section.

Subadviser:	FIAM LLC 900 Salem Street Smithfield, RI 02917 Attention: Casey Condron, SVP Head of Relationship Management Fax: 617 872-5601 Email address: Casey.Condron@fmr.com

With a copy to:	Fidelity Investments 900 Salem Street Smithfield, RI 02917 Attention: Andrea O’Keefe, Legal Counsel Fax: 617 217-6690 Email address: Andrea.Okeefe@fmr.com
Adviser:SunAmerica Asset Management, LLC
30 Hudson Street, 16th Floor Jersey City, NJ 07302 Attention: General Counsel Email address: SaamcoLegal@corebridgefinancial.com

20. Rule 206(4)-5. The Adviser has appointed the Subadviser as investment manager for the Portfolio, which is a Covered Investment Pool, as the term is defined in Rule 206(4)-5, in which Government Entities are invested or may invest. The Adviser agrees to make available to the Subadviser a list of such Government Entities invested in the Covered Investment Pool in accordance with Rule 206(4)-5 of the Advisers Act.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com, or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22. Class Action Lawsuits. Unless the Subadviser otherwise agrees in writing, Subadviser will not advise or take any action on behalf of the Portfolio in any legal proceedings, including bankruptcies or class actions, involving securities held in, or formerly held in, the Portfolio or the issuers of those securities. The Subadviser will forward all proof of claim forms and related materials received by the Subadviser to the Portfolio’s custodian or the Adviser upon receipt. The Subadviser will not be liable for failure to file such forms.

23. No Guarantee of Investment Performance. The Trust understands that the value of investments made for the Portfolio may increase as well as decrease, is not guaranteed and past performance is no guarantee of future results. The Subadviser has not made and is not making any guarantees, including any guarantee as to any specific level of performance of the Portfolio or the performance of the Portfolio relative to any standard or index, including other clients of the Subadviser. The Trust acknowledges that the Portfolio is designed for the described investment objective and is not intended as a complete investment program and also understands that investment decisions made on behalf of the Portfolio by the Subadviser are subject to various market and business risks.

24. Receipt of Form ADV. The Trust acknowledges that prior to the Trust’s execution and delivery of this Agreement the Trust received a copy of Part 2A and 2B of the Subadviser’s Form ADV or a brochure which describes the services provided by the Subadviser.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT, LLC

By:	/s/ John T. Genoy
Name: John T. Genoy
Title: President

FIAM LLC

By:	/s/ Brad Sweeney
Name: Brad Sweeney
Title: Vice President, Business Development

[Signature Page to SAST FIAM Subadvisory Agreement]

SCHEDULE A

Effective January 13, 2025:

Portfolio(s)	Annual Rate (as a percentage of the average daily net assets the Subadviser manages in the Portfolio)

SA Fidelity Institutional AM® International Growth Portfolio	omitted

SA Fidelity Institutional AM® Real Estate Portfolio	omitted

Effective July 28, 2025:

Portfolio(s)	Annual Rate (as a percentage of the average daily net assets the Subadviser manages in the Portfolio)

SA Fidelity Institutional AM® Global Equities Portfolio	omitted

SUNAMERICA SERIES TRUST

P.O. Box 15570

Amarillo, Texas 79105-5570

SA Fidelity Institutional AM® Global Equities Portfolio

(formerly, SA JPMorgan Global Equities Portfolio)

(the “Portfolio”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this Notice is available at CorebridgeFinancial.com/InformationStatements

This Notice is to inform you that an information statement (the “Information Statement”) regarding the approval of a sub-subadvisory agreement is now available at the website referenced above. The Portfolio is a series of SunAmerica Series Trust (the “Trust”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about the new subadvisory agreement.

As discussed in the Information Statement, on April 2, 2025, the Board of Trustees (the “Board”) of the Trust, including a majority of the trustees who are not “interested persons” of the Trust, as defined in the Investment Company Act of 1940, as amended, approved a Subadvisory Agreement (the “Subadvisory Agreement”) between SunAmerica Asset Management, LLC (“SunAmerica”), the Portfolio’s investment adviser, and FIAM LLC (“FIAM”) with respect to the Portfolio. Effective July 28, 2025, FIAM replaced J.P. Morgan Investment Management Inc. as the subadviser to the Portfolio. Accordingly, the Board approved certain corresponding changes to the Portfolio’s investment goal, principal investment strategies and techniques. The Board also approved the Second Amended and Restated Master Advisory Fee Waiver Agreement (the “Fee Waiver Agreement”) between SunAmerica and the Trust, on behalf of the Portfolio. The new Subadvisory Agreement and the Fee Waiver Agreement also became effective on July 28, 2025.

The Trust has received an exemptive order from the U.S. Securities and Exchange Commission which allows SunAmerica, subject to certain conditions, to select new subadvisers, replace existing subadvisers, or to make changes to existing subadvisory agreements without first calling a shareholder meeting and obtaining shareholder approval. As required by this exemptive order, a fund is required to provide information to shareholders about a new subadviser or change in an existing subadvisory agreement within 60 days of the hiring of any new subadviser or change in any existing subadvisory agreement. This Information Statement is being provided to you to satisfy this requirement.

This Notice is being mailed on or about September 26, 2025, to all participants in a contract who were invested in the Portfolio as of the close of business on July 28, 2025. A copy of the Information Statement will remain on Corebridge Financial, Inc.’s website until at least September 26, 2026, and contract owners can request a complete copy of the Information Statement until such time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing the Trust at P.O. Box 15570, Amarillo, Texas 79105-5570, Attn: Annuity Service Center or by calling (800) 445-7862. You can request a complete copy of the Information Statement until September 26, 2026. To ensure prompt delivery, you should make your request no later than such date. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.